EXHIBIT 23.1


       CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM


TO: Quartz Venture Inc.


As independent registered certified public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-1 , of our report dated July 31, 2008 relating to the financial statements of Quartz Venture, Inc. and to the reference to our Firm under the caption "Experts" appearing in the Prospectus.


                                                               /s/ RBSM LLP
                                                               ____________
                                                                   RBSM LLP

New York, New York
August 4, 2008